Exhibit 32

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Scott W. Kingsmore, the Chief Executive Officer, and Stephanie P. Corcoran, the Chief Financial Officer of The Macerich Property Management Company 401(k) Profit Sharing Plan (the “Plan”), pursuant to 18 U.S.C. §1350, hereby certify that:

(i)                                     the Annual Report on Form 11-K for the year ended December 31, 2006 of the Plan (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 28, 2007

/s/ SCOTT W. KINGSMORE
Scott W. Kingsmore

/s/ STEPHANIE P. CORCORAN
Stephanie P. Corcoran

A signed original of this written statement required by Section 906 has been provided to The Macerich Company and will be retained by The Macerich Company and furnished to the Securities and Exchange Commission or its staff upon request.